CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Auxilio, Inc. of our report dated March 31, 2010, appearing in the Annual Report on Form 10-K of Auxilio, Inc. for the year ended December 31, 2009.

HASKELL & WHITE LLP

Irvine, California
February 28, 2011